Exhibit 8.1
LIST OF SIGNIFICANT SUBSIDIARIES (AS OF 31 DECEMBER 2022)

Sibanye Gold Proprietary Limited, incorporated in South Africa
Stillwater Mining Company, incorporated in Delaware
Western Platinum Proprietary Limited, incorporated in South Africa